UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

Artio Global Investors Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave. New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sale of Equity Securities.

Pursuant to the Exchange Agreement (the “Exchange Agreement”) entered into on September 29, 2009, as amended, by and among Artio Global Investors Inc. (the “Company”), Richard Pell (“Pell”) and Rudolph-Riad Younes (“Younes” and, together with Pell, the “Principals”), each Principal has the right to exchange New Class A Units of the Company’s subsidiary Artio Global Holdings LLC (“Holdings”) from time to time for shares of Class A common stock of the Company on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and similar transactions. On April 24, 2012 following receipt of Exchange Requests (as defined in the Exchange Agreement) from the Principals, the Company issued and delivered, through its wholly-owned subsidiary Artio Investors Holdings Inc., 600,000 restricted shares of the Company’s Class A common stock, par value $0.001 (the “Stock”) to each of Pell and Younes in exchange for an equivalent number of New Class A Units of Holdings (the “Exchange”). At the time of the Exchange, an equivalent number of shares of Class B common stock were surrendered by each of the Principals, and cancelled. The Exchange was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Following the Exchange on April 24, 2012, the Principals no longer hold any New Class A Units.

The Exchange is expected to result in an increase in the tax basis of tangible and intangible assets of Holdings with respect to such New Class A Units exchanged. This increase in tax basis is likely to increase (for tax purposes) depreciation and amortization allocable to the Company from Holdings and therefore reduce the amount of income tax the Company would otherwise be required to pay in the future. Pursuant to a Tax Receivable Agreement with the Principals, the Company is required to pay to each of them 85% of the amount of the reduction in tax payments, if any, in U.S. federal, state and local income tax that the Company realizes as a result of the increases in tax basis created by each Principal’s exchanges described above.  See “Certain Relationships and Related Person Transactions, and Director Independence” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for further details.

The information in this Current Report on Form 8-K and the exhibits filed herewith shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7.01 Regulation FD Disclosure.

On April 26, 2012, the Company issued a news release announcing its first quarter 2012 financial and operating results. A copy of the Company’s news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the attached exhibit is being furnished to the U.S. Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	News Release issued April 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: April 26, 2012	By:	/s/ Francis Harte
	Name:	Francis Harte
	Title:	Chief Financial Officer